Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199731 on Form S-8 of Kimball Electronics, Inc. of our report dated December 16, 2022 appearing in this Annual Report on Form 11-K of Kimball Electronics, Inc. Retirement Plan for the year ended June 30, 2022.

/s/ Crowe LLP
Crowe LLP

South Bend, Indiana
December 16, 2022